Exhibit 12.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 1700 K Street NW Fifth Floor Washington, D.C. 20006 t: 202.973.8800

March 24, 2021

Exodus Movement, Inc.
15418 Weir Street, #333
Omaha, Nebraska 68137

Re:          Offering Statement on Form 1-A

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Offering Statement on Form 1-A (File No. 024-11468), as amended (the “Offering Statement”), filed by Exodus Movement, Inc. (the “Company”) with the Securities and Exchange Commission in connection with the qualification under the Securities Act of 1933, as amended (the “Act”), of (i) up to 1,914,661 shares of the Company’s Class A common stock, par value $0.000001 per share (the “Class A Common Stock”), to be issued and sold by the Company (the “Primary Shares”) and (ii) up to 818,568 shares of Class A Common Stock (the “Secondary Shares” and, together with the Primary Shares, the “Shares”) to be sold by certain selling stockholders (the ”Selling Stockholders”) identified in the Offering Statement and the offering circular included therein (the “Offering Circular”) and issuable by the Company upon automatic conversion of shares of the Company’s Class B Common Stock, par value $0.000001 per share (the “Class B Common Stock”), held by the Selling Stockholders pursuant to the Company’s amended and restated certificate of incorporation, as amended from time to time (the “Certificate”), in connection with such sales. We understand that the Shares are to be sold to the public pursuant to subscription agreements, to be entered into by and among the Company (on behalf of itself and the Selling Stockholders) and subscribers, each in substantially the form filed as an exhibit to the Offering Statement and as described therein and in the Offering Circular.

We are acting as special counsel for the Company in connection with the qualification of the Shares. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

AUSTIN        BEIJING        BOSTON        BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO
SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

March 24, 2021

On the basis of the foregoing, we are of the opinion that:

1.
When the Offering Statement has become qualified under the Act and the Primary Shares have been issued, paid for and delivered in the accordance with the terms of the Subscription Agreements, the Primary Shares will be validly issued, fully paid and nonassessable.

2.
When the Offering Statement has become qualified under the Act, the Subscription Agreement has been duly executed and delivered by each of the parties thereto and the Secondary Shares have been issued in accordance with the Certificate upon automatic conversion of shares of Class B Common Stock, the Secondary Shares will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Offering Statement, and we consent to the reference of our name wherever it appears in the Offering Statement, the Offering Circular and in any amendment or supplement thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
/s/ Wilson Sonsini Goodrich & Rosati, P.C.